Exhibit 99.1
Proxy-Community Banc-Corp of Sheboygan, Inc.
SPECIAL MEETING OF SHAREHOLDERS
This proxy is solicited on behalf of the Board of Directors of Community Banc-Corp of Sheboygan, Inc.
The undersigned hereby appoints Anthony L. Jovanovich and Nicholas E. Nett, or either of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Special Meeting of Shareholders of Community Banc-Corp of Sheboygan, Inc. to be held at the Town & Country Club, West 1945 County Trunk J , Sheboygan, Wisconsin on December 29 , 2014 at 6:00 P.M. Central Time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated on the reverse side, all shares of Common Stock of Community Banc-Corp of Sheboygan, Inc. held of record by the undersigned on December 4 , 2014 and which the undersigned would be entitled to vote if present in person at such Special Meeting, hereby revoking all previously granted proxies.
This proxy may be revoked by filing a subsequently dated proxy or by notifying the Secretary of Community Banc-Corp of Sheboygan, Inc. of your decision to revoke this proxy, either in person at the Special Meeting or in writing.
This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is given with respect to a particular proposal, this proxy will be voted FOR such proposal. If any other business is properly presented at the Special Meeting, this proxy will be voted by the proxy holder(s) as either of them may determine in his discretion.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

1. To approve and adopt the Merger Agreement dated as of October 22, 2014, by and between Heartland Financial USA, Inc. and Community Banc-Corp of Sheboygan, Inc.

☐ For	☐ Against	☐ Abstain

2. To approve the adjournment of the Community Banc-Corp of Sheboygan, Inc. special meeting, if necessary or appropriate, to solicit additional proxies.

☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) on this Proxy. If held in joint tenancy, all joint tenants must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Date (mm/dd/yyyy) ☐☐/☐☐/☐☐☐☐	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box